                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 11, 1995


                       Choices Entertainment Corporation
              (Exact name of issuer as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


       0-17001                                            52-1529536
(Commission file Number)                       (IRS Employer Identification No.)


                                81 Big Oak Road
                                   Suite 205
                        Morrisville, Pennsylvania 19067
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Item 5.  Other Events

     On September 11, 1995, Choices Entertainment Corporation (the "Company") announced that JD Store Equipment, Inc. ("JD") terminated its previously reported Agreement and Plan of Reorganization and Merger with the Company. In connection with the termination, John Maioriello also resigned as Chairman of the Board of Directors of the Company.

     Additionally, as a result of the termination by JD of the JD Merger Agreement, Palmer Corporation terminated its previously reported Agreement and Plan of Reorganization and Merger with the Company, and VA Entertainment Corp. dba Video Junction advised the Company that it would not renew its previously reported Agreement and Plan of Reorganization and Merger and terminated all future merger negotiations.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CHOICES ENTERTAINMENT CORPORATION
                                           (Registrant)



                                 By: /s/ Ronald W. Martignoni
                                     ------------------------------
                                     Chief Financial Officer




  Dated:  September 18, 1995